EXHIBIT 99.1

November 10, 2009

NORTHERN STATES FINANCIAL CORPORATION
REPORTS THIRD QUARTER RESULTS

WAUKEGAN, IL, November 10, 2009 – Northern States Financial Corporation (Nasdaq: NSFC), holding company for NorStates Bank, an FDIC-insured financial institution, today reported that several factors contributed to a net loss for the third quarter of 2009 of $17,742,000, or $4.42 per share.  This compares with a loss for the third quarter of 2008 of $2,781,000, or $.68 per share.  The major factors affecting net income were increased provisions to the allowance for loan and lease losses, write-downs to securities, FDIC insurance premiums and the creation of a deferred tax asset valuation allowance.

During the quarter ended September 30, 2009, the Company recorded a provision to its allowance for loan and lease losses totaling $12.8 million, of which $8.3 million was specifically allocated for a $10.4 million loan relationship consisting of thirteen commercial loans and leases.  This loan relationship was placed on nonaccrual status during the quarter as the loans and leases payments became past due amid allegations of possible fraud.  The Company also recognized a write-down for impairment of $2.4 million to its investment in collateralized debt obligations during the quarter after analyzing credit issues continuing to affect the underlying financial institutions that issued the debt.  To date, the Company’s investment in collateralized debt obligation has been written down to $779,000 from a book value of $10.9 million.

At September 30, 2009 the Company had a deferred tax asset of $15.1 million.  Per accounting rules, the Company was required to create a deferred tax asset valuation allowance at September 30, 2009 totaling $9.2 million.  The effect of this valuation allowance was that the Company’s tax expense increased $9.2 million during the third quarter of 2009 to $3.7 million.  This was a noncash event and the Company expects that it will be able to use the entire valuation allowance in the future to lower tax expense.

The Company had 2009 third quarter core earnings before income taxes of $1.1 million.  These core earnings are earnings that were not related to the provision for loan losses, impairment write-downs to securities or sales of other real estate owned.  The Company believes “core earnings” illustrates the Company’s ability to generate earnings absent of asset quality issues and one-time accounting adjustments.

NSFC Q3 Earnings
November 10, 2009

Year to Date 2009

The Company recognized provisions for loan losses of $18.2 million and a one-time noncash write-off of goodwill of $9.5 million during the first nine months of 2009, which contributed to a loss of $31.0 million, or $7.77 per share, compared with a loss of $1.7 million, or $.42 per share, for the same nine months of 2008.  The noncash creation of the $9.2 million deferred tax asset valuation allowance caused year to date 2009 taxes to increase by this amount.  Impairment write-downs to securities totaled $3.1 million during the nine months ended September 30, 2009.  Contributing to the loss during the first nine months of 2009 were losses of $1.6 million on the sale of other real estate owned.  FDIC insurance expense totaled $1.1 million during the first nine months of 2009, an increase of $1.0 million compared with the same time period of 2008.  Core earnings before the provision for loan losses, impairment losses to securities, write-down of goodwill, sales of other real estate owned and income taxes for the first three quarters of 2009 were $2.5 million.  The Company believes “core earnings” shows the Company’s generation of earnings absent asset quality issues and one-time accounting adjustments.

Total assets were $628.1 million at September 30, 2009, decreasing $12.6 million from total assets of $640.7 million at December 31, 2008 with the decrease mainly attributable to the $9.2 million deferred tax asset valuation allowance taken in the third quarter of 2009.  Loans totaled $449.7 million at September 30, 2009, decreasing $31.1 million from loans of $480.8 million at December 31, 2008 due in part to $23.0 million in loans that were revalued down by $6.2 million to $16.8 million and transferred to other real estate owned.  The balance of the decrease is due to lower borrower demands attributed to the poor economy and to stricter loan underwriting.  The Company had increases to securities available for sale of $20.8 million as the Company sought to increase yields while maintaining liquidity.  Other real estate owned also increased from year-end 2008 by $10.9 million primarily due to the transfer of $16.8 million from loans.

Deposits totaled $520.1 million at September 30, 2009, increasing $19.3 million from $500.8 million at December 31, 2008 due to growth to core NOW accounts and CDARs time deposits (a reciprocal agreement where NorStates Bank places certain customers’ larger time deposits with other independent financial institutions allowing the Bank’s customers to maximize FDIC insurance coverage).  Since year-end 2008, the Company has reduced its wholesale brokered time deposits by $36.6 million and also paid off its Federal Home Loan Bank advances that had totaled $20.0 million.

Nonperforming loans and leases were $46.6 million at September 30, 2009 as compared with $37.1 million at year-end 2008, an increase of 26 percent, as borrowers experienced cash flow difficulties due to the poor economy and falling real estate values.  Nonperforming loans consist of nonaccrual loans that no longer earn interest as well as accruing loans that are 90 days or more past due and in the process of collection.

Impaired loans totaled $49.9 million at September 30, 2009, an increase of $6.1 million from $43.8 million at December 31, 2008.  The Company considers a loan to be impaired if it believes that all principal and interest will not be collected under the contractual terms of the note and includes nonaccrual loans as well as restructured loans.  The Company has $14.3 million of its allowance for loan and lease losses allocated to its impaired loans at September 30, 2009.  The Company’s allowance for loan and lease losses to total loans and leases ratio was 5.19 percent at September 30, 2009.

On October 20, 2009, the board of directors of the Northern States Financial Corporation determined that there would be no cash dividend on December 1, 2009 due to the reduced earnings of the Company in 2009.

NSFC Q3 Earnings
November 10, 2009

The Company has notified Department of the Treasury of its intent to suspend its quarterly dividend payments on its Fixed Rate Cumulative Perpetual Preferred Stock, Series A issued under the U.S. Department of the Treasury’s TARP Capital Purchase Program.  During the deferral period, the Company may not pay any dividends to its common stockholders until all unpaid dividends on the preferred stock are fully paid.

The Company has also notified the trustee that holds the Company’s junior subordinated debentures relating to its outstanding trust preferred securities that the Company will defer its regular quarterly interest payments on the junior subordinated debentures.  Under the terms of the debentures, the Company has the right to defer the payment of interest on the subordinated debentures at any time, for a period up to 20 consecutive quarters without default.  During the deferral period, the Company may not pay any dividends on its common or preferred stock.

About Northern States Financial Corporation

Northern States Financial Corporation is the holding company for NorStates Bank, a full-service commercial bank with eight branches in Lake County, Illinois.  NorStates Bank is the successor to financial institutions dating to 1919.  NorStates Bank serves the populations of northeastern Illinois and southeastern Wisconsin.

Forward-Looking Information

Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan,” or similar expressions.  The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted.  The Company undertakes no obligation to update these forward-looking statements in the future.  Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, the potential for further deterioration in the credit quality of the Company’s loan  and lease portfolios, a continued increase in nonperforming loans, uncertainty regarding the Company’s ability to ultimately recover on loans currently on nonaccrual status, unanticipated changes in interest rates, general economic conditions, increasing regulatory compliance burdens or potential legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company’s loan or investment portfolios, deposit flows, competition, demand for loan products and financial services in the Company’s market area, and changes in accounting principles, policies and guidelines.  These risks and uncertainties should be considered in evaluating forward-looking statements.

For Additional Information, Contact:
Scott Yelvington, Executive Vice President (847) 244-6000 Ext. 201
Websites:  www.nsfc.com        www.nsfc.net

NSFC Q3 Earnings
November 10, 2009

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

	Sept. 30, 2009	Dec. 31, 2008

Total Assets	$628,145	$640,719
Total Loans and Leases	449,669	480,812
Total Deposits	520,153	500,821
Total Stockholders’ Equity	48,766	61,614
Nonperforming Loans and Leases	46,590	37,066
Nonperforming Loans and Leases to
Total Loans and Leases	10.36%	7.71%
Impaired Loans and Leases	$49,985	$43,756
Book Value per Share	$7.75	$15.13
Number of Shares Outstanding	4,072,255	4,072,255

NSFC Q3 Earnings
November 10, 2009

NORTHERN STATES FINANCIAL CORPORATION
KEY PERFORMANCE DATA
($ 000’s, except per share data)

Quarter ended September 30:	2009		2008
Loss	$	(17,742)		$(2,781)
Basic Earnings (Loss) Per Share		$(4.42)	$	( .68)
Return on Average Assets		(11.19%)		(1.72%)
Return on Average Equity		(108.77%)		(16.18%)
Efficiency Ratio		133.57%		89.09%
Yield on Interest
Earning Assets		4.91%		5.89%
Cost of Interest
Bearing Liabilities		1.91%		2.50%
Net Interest Spread		3.00%		3.39%
Net Yield on Interest
Earning Assets		3.32%		3.80%

Nine months ended September 30:	2009	2008
Loss	$(31,030)	$(1,730)
Basic Earnings (Loss) Per Share	$(7.77)	$(.42)
Return on Average Assets	(6.45%)	(.36%)
Return on Average Equity	(57.38%)	(3.22%)
Efficiency Ratio	190.36%	72.33%
Yield on Interest
Earning Assets	5.00%	6.02%
Cost of Interest
Bearing Liabilities	2.11%	2.75%
Net Interest Spread	2.89%	3.27%
Net Yield on Interest
Earning Assets	3.22%	3.72%

NSFC Q3 2009 Earnings
November 10, 2009

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
($ 000s) (Unaudited)
	September 30,	December 31,
	2009	2008
Assets
Cash and due from banks	$13,538	$14,108
Interest bearing deposits in financial institutions -
maturities less than 90 days	949	242
Federal funds sold	21,302	7,518
Total cash and cash equivalents	35,789	21,868
Securities available for sale	123,962	103,194
Loans and leases	449,669	480,812
Less: Allowance for loan and lease losses	(23,345)	(10,402)
Loans and leases, net	426,324	470,410
Federal Home Loan Bank stock	1,801	1,757
Office buildings and equipment, net	9,824	9,916
Other real estate owned	21,461	10,575
Goodwill	0	9,522
Core deposit intangible assets	578	926
Accrued interest receivable and other assets	8,406	12,551
Total assets	$628,145	$640,719

Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand - noninterest bearing	$59,047	$57,313
Interest bearing	461,106	443,508
Total deposits	520,153	500,821
Securities sold under repurchase agreements	42,416	42,574
Federal Home Loan Bank advance	0	20,000
Subordinated debentures	10,000	10,000
Advances from borrowers for taxes and insurance	444	1,011
Accrued interest payable and other liabilities	6,366	4,699
Total liabilities	579,379	579,105

Stockholders' Equity
Common stock	1,789	1,789
Preferred stock	16,611	0
Warrants	681	0
Additional paid-in capital	11,584	11,584
Retained earnings	25,405	56,082
Treasury stock, at cost	(9,280)	(9,280)
Accumulated other comprehensive income	1,976	1,439
Total stockholders' equity	48,766	61,614
Total liabilities and stockholders' equity	$628,145	$640,719

NSFC Q3 2009 Earnings
November 10, 2009

NORTHERN STATES FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three and nine months ended September 30, 2009 and 2008
($ 000s, except per share data) (Unaudited)
	Three months ended		Nine months ended
	Sept. 30,	Sept. 30,	Sept. 30,	Sept. 30,
	2009	2008	2009	2008
Interest income
Loans (including fee income)	$6,187	$7,287	$18,620	$21,585
Securities
Taxable	1,093	1,544	3,464	5,137
Exempt from federal income tax	87	121	273	347
Federal funds sold and other	8	8	20	91
Total interest income	7,375	8,960	22,377	27,160
Interest expense
Time deposits	1,831	2,263	6,115	7,541
Other deposits	306	396	1,050	1,288
Repurchase agreements and federal funds purchased	162	279	489	922
Federal Home Loan Bank advances	4	137	52	289
Subordinated debentures	109	137	349	433
Total interest expense	2,412	3,212	8,055	10,473
Net interest income	4,963	5,748	14,322	16,687
Provision for loan and lease losses	12,825	5,146	18,244	8,129
Net interest income after provision for
loan and lease losses	(7,862)	602	(3,922)	8,558
Noninterest income
Service fees on deposits	638	672	1,753	1,953
Trust income	182	188	590	619
Net gains (loss) on sales of other real estate owned	42	0	(1,594)	0
Impairment loss on securities	(2,424)	(2,180)	(3,052)	(2,180)
Other operating income	320	319	881	863
Total noninterest income	(1,242)	(1,001)	(1,422)	1,255
Noninterest expense
Salaries and employee benefits	2,109	2,127	6,286	6,432
Occupancy and equipment, net	556	580	1,872	1,801
Data processing	472	415	1,345	1,278
FDIC insurance	324	24	1,080	98
Legal	308	144	942	304
Audit and professional	244	260	695	997
Write-down of goodwill	0	0	9,522	0
Amortization of intangibles	116	116	348	348
Other real estate owned expense	178	27	442	75
Other operating expenses	663	536	2,024	1,645
Total noninterest expense	4,970	4,229	24,556	12,978
Income (loss) before income taxes	(14,074)	(4,628)	(29,900)	(3,165)
Provision for income taxes	3,668	(1,847)	1,130	(1,435)
Net (loss) income	$(17,742)	$(2,781)	$(31,030)	$(1,730)

Earnings per share	$(4.42)	$(0.68)	$(7.77)	$(0.42)